EXHIBIT 4.17


THIRD AMENDMENT TO RESTATEMENT OF
CREDIT AGREEMENT


     THIS THIRD AMENDMENT, dated as of
December 31, 1994, amends and modifies a certain Restatement of Credit Agreement, dated as of July 11, 1989, as amended pursuant to a First
Amendment to Restatement of Credit Agreement, dated as of September 1, 1991, and a Second
Amendment to Restatement of Credit Agreement, dated as of January 19, 1993 (as so amended, the "Credit Agreement"), between PENTAIR, INC., a
Minnesota corporation (the "Borrower") and
FIRST BANK NATIONAL ASSOCIATION (the
"Bank"). Capitalized terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

                     PRELIMINARY STATEMENT

     The Borrower and the Bank desire to amend the Credit Agreement to extend the Commitment Termination Date and to amend other provisions of the Credit Agreement as hereinafter set forth.

     NOW, THEREFORE, for value received, the
Borrower and the Bank agree as follows:

         ARTICLE 1 - AMENDMENTS TO THE
CREDIT AGREEMENT

     1.1 Definitions. The following definitions set forth in Article 1 of the Credit Agreement are hereby amended as of the date hereof:

          (a)  Commitment Termination Date.  The
definition of the term "Commitment
     Termination Date" is hereby amended to read in its entirety as follows:

               " Commitment Termination Date' means
January 1, 2001 (or if such date is
          not a Business Day, the next succeeding
day which is a Business Day), as the same
          may be extended pursuant to Section
2.01(c) hereof."

          (b) Revolving Credit Period. The definition of the term "Revolving Credit
     Period" is hereby amended to read in its entirety as follows:

               " Revolving Credit Period' means the
period from the date hereof to and
          including January 1, 1997 (or if such day is not a Business Day, the next succeeding day which is a Business Day), as such
Period may be extended in accordance with
          Section 2.01(c) hereof."

          (c)  Revolving Credit Termination Date.  The
definition of the term "Revolving
     Credit Termination Date" is hereby amended to read in its entirety as follows:

               " Revolving Credit Termination Date'
means January 1, 1997, (or if such day
          is not a Business Day, the next succeeding day which is a Business Day), as such
          Date may be extended in accordance with
Section 2.01(c) hereof."

          (d)  Sale of Receivables.  The definition of
the term "Sale of Receivables" as
     added in the Second Amendment is hereby
amended to read in its entirety as follows:

               " Sale of Receivables' means a sale by
the Borrower or a Consolidated
          Subsidiary, with or without recourse or
discount, of an interest in trade receivables
          (including certain rights related thereto and the proceeds thereof) of the Borrower or
          Consolidated Subsidiary pursuant to a
receivables purchase program or a loan
          secured by such receivables, provided that the outstanding principal amount secured by such receivables or the outstanding
investment in such receivables, as the case
          may be, shall not exceed $75,000,000 in the aggregate at any one time."

     1.2  Section 2.01(c).  Section 2.01(c)
(Extension of Commitment Termination Date) of the Credit Agreement is hereby amended as of the date hereof to read in its entirety as follows:

               "(c)  Extension of Commitment
Termination Date.  On or before October 1,
          1995, and on or before October 1 of every second year thereafter, the Borrower may, by written notice to the Bank, request that both the Revolving Credit Termination
          Date and the Commitment Termination Date be extended for two years, effective as of the following January 1, provided,
however, that no such request will be
          considered if the Revolving Credit
Termination Date and the Commitment
          Termination Date were not extended upon
any previous request.  The Bank will
          indicate its acceptance or rejection of any requested extension within 30 days after its receipt of notice of a requested
extension."

     1.3  Section 2.06(b).  The definition of "CD
Margin" in Section 2.06(b) of the Credit
Agreement is amended to read as follows:

     " CD Margin' means:

               Leverage Ratio:                    CD Margin:

               0.8:1 or less                      .375 of 1%

               equal to or less than 1.2:1
               but more than 0.8:1                .425 of 1%

               more than 1.2:1                    .575 of 1%"

     1.4  Section 2.06(c).  The definition of
"Eurodollar Margin" in Section 2.06(c) of the
Credit Agreement is amended to read as follows:

     "The  Eurodollar Margin' means:

               Leverage Ratio:                    CD Margin:

               0.8:1 or less                      .250 of 1%

               equal to or less than 1.2:1
               but more than 0.8:1                .300 of 1%

               more than 1.2:1                    .450 of 1%"

     1.5  Section 2.06(d).  The first paragraph of
Section 2.06(d) is retained, but the paragraphs following the first paragraph are hereby amended as of the date hereof to read in their entirety as follows:

          "The Daily Pricing Rate' means for any day a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%)
determined pursuant to the following formula, which
     rate shall continue in effect until the next succeeding Business Day:

                              {           LIBO Rate    }
          Daily Pricing Rate  =
{-----------------------------------}   plus 0.50%
                              {1.00 - Eurocurrency Reserve}
                                        Percentage

     In such formula, (i)  Eurocurrency Reserve
Percentage' means the percentage (expressed as
     a decimal) for such day prescribed by the
Board of Governors of the Federal Reserve
System
     (or any successor) for determining reserve
requirements applicable to  Eurocurrency
     liabilities' pursuant to Regulation D or any other
applicable regulation of the Board of
     Governors which prescribes such reserve
requirements, and (ii)  LIBO Rate' means the
     offered rate for deposits in United States
Dollars (rounded upwards, if necessary, to the
     nearest 1/16 of 1%), for delivery of such
deposits on such day, for an interest period of one
     month, which appears on the Reuters Screen
LIBO Page as of the time selected by the Bank
     on such day.  If at least two rates appear on the
Reuters Screen LIBO Page, the rate shall be
     the arithmetic mean of such rates (rounded as
provided above).  If fewer than two rates
     appear, the rate may be determined by the
Bank based on other services selected for such
     purpose by the Bank or based on rates offered
to the Bank for United States Dollar deposits
     in the interbank Eurodollar market.   Reuters
Screen LIBO Page' means the display
     designated as page  LIBO' on the Reuter
Monitor Money Rates Service (or such other page
     as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States
Dollar deposits)."

     1.6  Construction.  All references in the Credit
Agreement to "this Agreement," "herein"
and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

          ARTICLE II - REPRESENTATIONS AND
WARRANTIES

     To induce the Bank to enter into this
Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Bank that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

               ARTICLE III - CONDITIONS
PRECEDENT

     This Amendment shall become effective on the date first set forth above; provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

     3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article IV of the Credit
Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement.
The
execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

     3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

     3.3 Documents. The following shall have been delivered to the Bank, each duly executed and dated, or certified, as of the date hereof, as the case may be:

          (a)  Resolutions.  Certified copies of
resolutions of the Board of Directors of the
     Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Amendment and other documents provided for in this Amendment.

          (b)  Incumbency and Signatures.  A
certificate of the Secretary or an Assistant
     Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Amendment and other documents provided for in this Amendment, together with a sample of the true signature of each such officer.

                      ARTICLE IV - GENERAL

     4.1  Expenses.  The Borrower agrees to
reimburse the Bank upon demand for all
reasonable expenses, including reasonable fees of attorneys (who may be employees of the Bank) and legal expenses, incurred by the Bank in enforcing the obligations of the Borrower hereunder, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

     4.2  Counterparts.  This Amendment may be
executed in as many counterparts as may
be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

     4.3  Severability.  Any provision of this
Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

     4.5  Successors; Enforceability.  This
Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. Except as hereby amended, the
Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto
have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

                                   PENTAIR, INC.



By:__________________________________
                                        Title:  Chief Financial
Officer


FIRST BANK NATIONAL ASSOCIATION



By:__________________________________
                                        Title:  Vice President